EXHIBIT 4.2

FOR USE BY NON-U.S. PERSONS

$10,000,000 MAXIMUM OFFERING

OF SHARES OF PREFERRED STOCK

OF M2 nGAGE GROUP, INC.

(f/k/a Roomlinx, Inc.)

Subscription Agreement and Questionnaire

For Regulation S Qualified Investors

 The Shares offered hereby have not been registered under

the Securities Act of 1933, as amended, or other securities laws, and will be sold to Non-U.S Persons pursuant to

an exemption from registration under Regulation S

M2 nGAGE GROUP, INC.

_______________________________________________________

·         $10,000,000 Maximum Offering - $5,000,000 Minimum Offering

·         with a $2,000,000 Over-Subscription Option

All Shares to be sold by the Company

Minimum Subscription - $100,000

Issued in connection with a private placement

of $10,000,000

consisting of 1,000,000 shares of

Series C Preferred Stock at $10.00 per share

convertible for no additional consideration

into 200,000,000 shares of Common

Stock at $0.05 per share

===========================================================

February 27, 2017

STRICTLY PRIVATE AND CONFIDENTIAL

M2 nGAGE GROUP, INC.

SUBSCRIPTION AGREEMENT AND QUESTIONNAIRE

FOR REGULATION S QUALIFIED INVESTORS

Subscription Amount: US $_________

M2 nGAGE GROUP, INC.

433 Hackensack Avenue, 6th Floor

Hackensack, New Jersey 07601

Attention:  Chief Operating Officer

            Re:      M2 nGAGE GROUP, INC. (the “Company”)

                        Issuance of Preferred Stock in the Company (“Shares”)

Name of Investor:

_______________________________	Type of Investor - Please check one:
(Please Print or Type)	Individual
Tenants in Common
Nationality: ______________________	Joint Tenants
Partnership
Jurisdiction of Incorporation: _________	Corporation
_______________________________	Limited Liability Company
Trust
_______________________________	Foundation
Name of Person exercising investment	Endowment
discretion for investor (trustee or	Employee Benefit Plan (Please
fiduciary, etc.)	complete EXHIBIT A attached (hereto)
Other - Specify: _______________

If applicable, please indicate the basis on which the intended Investor is exempt from U.S. federal income taxation and please attach to the subscription documents when submitted to the Company applicable written evidence of the tax-exempt status for purposes of U.S. federal income taxation of the intended Investor:

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Residence or Principal Place                                         Mailing address if different:

of Business Address:

________________________________                    ___________________________________

Name                                                                           ___________________________________

                                                                                    ___________________________________

_________________________________                  ___________________________________

Street                                                                           City, State, Zip Code

__________________________________                ___________________________________

City, State, Zip Code                                                   E-Mail Address:

Attn:  _____________________________                Attn: _______________________________

Telephone No.:   (   ) _________________                 Telephone No.:  (   ) _______________

Facsimile No.:    (   ) _________________                  Facsimile No.:    (   ) _______________

The Investor represents and warrants that all of the foregoing information is true, correct and complete.

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AUTHORIZATION OF AGENT(S):

Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Company and the Investor, together with their respective signatures.  Such persons are the only persons so authorized until further notice to the Company signed by one or more of such persons.

(Please attach additional pages if needed)

Name                                                                                                                       Signature

Until further written notice to the Company signed by one or more of the persons listed above, funds may be wired to the Investor using the following instructions:

Bank name:
Bank address:
ABA number:
SWIFT Code:
Account name:
Account number:
For further credit:

Please send confirmation of a subscription for the Shares, a copy of the Subscription Agreement and any other communications (including distribution, if any, and withdrawal proceeds checks) to:

(initial one)

                        _________     residence or principal business address above;

             (Initial)

                        _________      mailing address above.

             (Initial)

Special instructions regarding communication:

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     SUBSCRIPTION PROCEDURES

In order to subscribe for the Shares, a prospective Investor must complete the following steps prior to the intended date of subscription:

            (1)        Complete this Subscription Agreement and Questionnaire and send the completed original documents to the Company at the address below, to arrive as soon as possible, so that the Company may determine whether the prospective Investor is eligible to subscribe for the Shares.  Please retain a copy for your records.

                        Please send the subscription documents and direct all questions to:

                                                            M2 nGAGE GROUP, INC.

433 Hackensack Avenue

Hackensack, New Jersey 07601

Attention:  Chief Operating Officer

            (2)        Please send the intended subscription amount (the “Subscription Amount”) to the Company, together with the subscription documents, using the attached Payment Information Sheet.  If the subscription is not accepted for any reason, the Subscription Amount and the subscription documents will be returned to the prospective Investor.

            (3)        A fully completed, executed and delivered Form W-8BEN, attached as Exhibit B hereto.

            (4)        The Company will notify the prospective Investor whether it is eligible to subscribe for the Shares.  Upon acceptance of the subscription, a copy of the executed Subscription Agreement signed as accepted on behalf of the Company, will be returned to the Investor.

Exhibits           The following exhibits are attached to this Subscription Agreement:

Exhibit A - Preliminary Letter of Intent dated February 1, 2017 by and between M2 nGage Group, Inc. and Converge Direct, LLC

Exhibit B - Pro Forma Investor Presentation

Exhibit C - Annual Report on Form 10-K for December 31, 2015.

            Exhibit D - Draft Form 8-K of M2 nGage Group Inc.

Exhibit E - Form of Certificate of Designation of Series C Preferred Stock.

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PAYMENT INFORMATION

¨PAYMENT BY WIRE¨

PAYMENT INFORMATION

¨PAYMENT BY WIRE¨

 IMPORTANT:

1)    Please have your bank identify on the wire transfer the name of the intended investor.

2)    We recommend that your bank charge its wiring fees separately so that an even amount may be invested.

Your bank should wire transfer only U.S. dollars via Fedwire to:

For Funds Wired from Outside the U.S.

Pay to:

            Capital One Bank

            710 Route 46 East

            Fairfield, New Jersey 07004

            ACCT NAME:   Davidoff Hutcher & Citron LLP

            IOLA Attorney Trust Account

            ACCOUNT #:           7047522050

            SWIFT CODE:         HIBKUS 44

For the benefit of:

       M2 nGage Group, Inc.

For Funds wired from within the U.S.

Pay to:

            Capital One Bank

            710 Route 46 East

            Fairfield, New Jersey 07004

            ACCT NAME: Davidoff Hutcher & Citron LLP

            IOLA Attorney Trust Account

            ACCOUNT #:          7047522050

            ABA/ROUTING NO.: 021407912

For the benefit of:

       M2 nGage Group, Inc.

            If the prospective Investor is not a qualified Investor or if the prospective Investor does not wish to subscribe for the Shares, please return all of the enclosed documents to the above address.  The enclosed documents may not be reproduced, duplicated or delivered to any other person.

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Ladies and Gentlemen:

            The offer and sale (the “Offering”) of securities of M2 nGage Group, Inc. (f/k/a Roomlinx, Inc. (the “Company”), a Nevada corporation”), to each Investor have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any jurisdiction, including any jurisdiction outside the United States, but rather is being made pursuant to the exemption provided under Regulation S promulgated under the Securities Act, as provided in the Subscription Agreement of the Company and all of the attachments thereto, as the same may be updated, amended or modified from time to time (the “Subscription Agreement”) and may also be exempt under the laws of other jurisdictions.  The Offering will continue until the earlier of May 1, 2017 or the sale of all Shares (the “Offering Period”) unless extended or terminated earlier, by the Company.  This Offering and Subscription Agreement replaces the November 18, 2016 offering of Series C Preferred Stock.  The prior offering was not completed and no shares of Series C Preferred Stock have been issued.

            The Company is offering $10,000,000 of shares of Series C Convertible Preferred Stock (“Preferred Stock”) of the Company on a “best efforts” $10,000,000 maximum $5,000,000 minimum basis, with an over-subscription option for $2,000,000.  The Preferred Stock and underlying Common Stock are hereinafter referred to as the “Securities.”  Each share of Preferred Stock with a face value of $10.00 shall be convertible into two hundred (200) shares of common stock at $0.05 per share for no additional consideration.  Thus, each $100,000 minimum subscription will be convertible into an aggregate of 2,000,000 shares of common stock.  No dividends will be paid on the Preferred Stock.  The terms of the Preferred Stock are described in Exhibit E, the Certificate of Designation, attached hereto and incorporated herein by reference.

            No commissions will be paid on the sale of Shares.

            The information requested in the Subscription Agreement is needed in order to ensure compliance with the applicable regulations and to determine whether (1) an investment in the Company by the Investor is suitable in light of the Investor’s financial position, (2) the Investor is not a U.S. Person (as defined under Regulation S of the Securities Act) and has such knowledge and experience in financial and business matters that is capable of evaluating the merits and risks of the investment, (3) the Investor has not obtained any of the funds used by the Investor to subscribe for the Shares from U.S. Persons, (4) the Investor is acquiring the Shares for the Investor’s own account for investment purposes only and not with a view to resale or distribution or for the account or benefit of any U.S. Person, (5) all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States (as defined in Regulation S of the Securities Act), (6) the Investor has not received offering materials in the United States, (7) if the Investor is an entity formed under the laws of a jurisdiction other than the United States, its principal place of business is outside the United States and (8) the Investor is otherwise qualified to purchase the Shares.

            The Investor also understands and agrees that, although the Company will use its best efforts to keep the information provided in the Subscription Agreement strictly confidential, the Company may present the subscription documents or the information provided in the subscription documents to such parties as it deems advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemptions thereto by the Company and its affiliates or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company or to which any of its affiliates is a party or by which it is or may be bound.

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            The Investor hereby agrees as follows:

I.          SUBSCRIPTION FOR THE SHARES

            1.1       The undersigned Investor agrees to become a securityholder of the Company (each, a “Securityholder”) and in connection therewith hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the signature page of this Agreement for a purchase price of $10.00 per Share (the “Purchase Price”) on the terms provided for herein.  Each Stockholder will be issued the subscribed-for Securities upon the Investor’s delivery of the Purchase Price and the execution and delivery by Investor of the Subscription Agreement.  The Investor agrees to, and understands, the terms and conditions upon which the Shares are being offered, including, without limitation, the risk factors referred to below, in the Form 10-K for the year ended December 31, 2015 (“Form 10-K”), a copy of which is attached hereto as Exhibit C, as well as in the Confidential Offering Memorandum of the Company dated November 18, 2016 (the “Memorandum”).  The Memorandum, the Exhibits and this Subscription Agreement are hereinafter referred to as the Offering Documents.  The Investor acknowledges and agrees that once this Subscription Agreement is signed by the Investor and all subscription funds are wired, the Investor is irrevocably bound to purchase the Shares.  The Investor acknowledges that the subscription funds will be received by the Company and deposited in an escrow account at Capital One Bank and will be released to the Company solely upon the completion of the proposed acquisition of Converge Direct, LLC (the “Acquisition) as described in the Preliminary Letter of Intent attached hereto as Exhibit A. All proceeds of this Offering, other than $75,000 Offering expenses, shall be returned to Investors in the event the Aquisition is not completed.

            The Investor understands and agrees that the Company and/or its affiliates reserve the right to reject this subscription for the Shares for any reason or no reason, in whole or in part and at any time prior to acceptance thereof.  In the event of rejection of this subscription, the subscription documents shall have no force or effect and the Investors funds will be returned without interest or deduction.  Upon acceptance of this subscription by the Company, the Investor shall be a Securityholder.

II.                TAX CERTIFICATIONS

 Foreign Status:

            For Foreign Individuals or Entities

February 2016 version

The Investor certifies that it is a non-resident alien, foreign corporation, foreign Corporation, foreign trust or foreign estate AND IS NOT A U.S. PERSON (as those terms are defined in the Internal Revenue Code of 1986, as amended, and Income Tax Registrations).

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________ (Initial)

The Investor hereby agrees that if any of the information in this Section II changes, the Investor will notify the Company within sixty (60) days thereof.  The Investor understands that the information contained in this Section II may be disclosed to the Internal Revenue Service by the Company and that any false statement contained in this Section II could be punished by fine, imprisonment or both.

III.       PLAN ASSET CERTIFICATIONS (for all investors)

            Please initial the following certifications as appropriate:

________ (Initial)	(a)

The Investor is not, and is not acting on behalf of, a “benefit plan investor” as defined in 29 C.F.R. 2510.3-101(f)(2), as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”).  For purposes of illustration, “benefit plan investors” include pension plans, profit-sharing plans, or other “employee benefit plans” subject to part 4 of subtitle B of ERISA, and plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  “Benefit plan investors” also include simplified employee pension plans and individual retirement accounts.  “Benefit plan investors” also include entities deemed under the Plan Asset Regulation to hold “plan assets” due to investments made in the entity by such employee benefit plans and other plans.

Or

________ (Initial)	(b)	The Investor is, or is acting on behalf of, a “benefit plan investor” as defined in the Plan Asset Regulation.

________ (Initial)	(c)

The Investor is a life insurance company investing in the Company with the assets of its general account:

If so, the portion of such general account assets which represents “plan assets” within the meaning of the Plan Asset Regulation will not exceed the following percentage during the period the Investor holds the Shares:

_____ %

________ (Initial)	(d)

The Investor is a person who has discretionary authority or control with respect to the assets of the Company or provides investment advice to the Company for a fee, direct or indirect, with respect to such assets or any affiliate of any such person (a “Controlling Person”).

________ (Initial)	(e)

The Investor is an entity whose underlying assets are deemed to include “plan assets” by reason of an employee benefit plan or other plan’s investment in the Investor.  If so, the percentage of the Investor’s equity interests held by employee benefit plans subject to part 4 of subtitle B of Title I of ERISA or plans subject to Section 4975 of the Code will not exceed the following percentage during the period the Investor holds the Shares:

______ %

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The Investor understands and agrees that the information supplied above will be utilized to determine whether investment in the Company by benefit plan investors is significant, as determined under the Plan Asset Regulation, and that the Certifications above shall be deemed made on each date on which the Investor holds the Shares.

IV.       REPRESENTATIONS AND COVENANTS OF THE INVESTOR

(A)       The Investor acknowledges that the Shares being offered hereunder have not been registered under the Securities Act, are being sold to the Investor in a transaction which is exempt from the registration requirements of the Securities Act and agrees that it will not offer or sell the Shares in the United States to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements under the Securities Act.  The Investor understands that the Company is relying, in part, upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. The Investor acknowledges that the Company will not register any transfer of the Shares acquired hereunder, unless such transfer is made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements under the Securities Act. The undersigned understands that the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from such registration under the Securities Act.  It also understands that sales or transfers of the Securities are further restricted by the state securities laws.

It further understands that, as amended, the Company is a U.S. “reporting issuer”( although  not current in its filings ) and is not registered as an investment company under the U.S. Investment Company Act of 1940, as amended in reliance upon an exemption from such registration.  As a result of this Offering or the receipt or application of the proceeds of the Offering we will not be required to register under the 1940 Act.

(B)       The Investor has been furnished with this Subscription Agreement, the Form    10-K, and other offering materials, attached as exhibits to this Subscription Agreement (collectively, the “Offering Documents”) and has carefully read the same in its entirety and understands and has relied only upon the information provided therein.

(C)       The Investor (1) is not a U.S. Person (as defined in Regulation S of the Securities Act) and is not purchasing the Shares for the account or benefit of a U.S. Person; (2) will notify the Company immediately if the Investor becomes a U.S. Person at any time during which the  Investor owns or holds any Shares; (3) has not obtained any of the funds used by the Investor to effect the purchase of the Shares  from U.S. Persons; (4) has not made an offer to buy nor received offers to sell the Shares while the Investor was in the United States; (5) has not received offering materials in the United States; and (6) if an entity formed under the laws of a jurisdiction other than the United States, has its principal place of business outside the United States.  The Investor has accepted the offer to purchase Shares, and has executed the Subscription Agreement, while outside the United States and any U.S. territory or possession.

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(D)       The Investor hereby agrees that no Securities will be offered, sold or delivered to or for the account or benefit of a U.S. Person and that it has and throughout the Distribution Compliance Period (as defined in Regulation S) will have in effect procedures reasonably designed to ensure that it and its affiliates, representatives or agents who may engage in selling Securities comply with the requirements of Regulation S and are aware that such Securities may not be offered, sold or exercised during the Distribution Compliance Period to a person who is within the United States or to a U.S. Person; it has not entered and will not enter into any contractual arrangement with other entities, except with its affiliates or with the prior written consent of the Company; and any offering materials utilized in connection with offers and sales of the Securities shall include statements, in such places as required  by Regulation S, to the effect that (i) the Securities have not been registered under the Securities Act; (ii) the Securities  may not be offered or sold in the United States or to U.S. persons other than distributors unless they are registered under the Securities Act or an exemption from registration under the Securities Act is available; and (iii) hedging transactions involving such securities are not permitted, unless in compliance with the Securities Act.  Neither the Company nor any of its affiliates (as defined in Regulation 501 under the Securities Act), nor any person acting on its behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) in connection with the offering of the Securities and it has complied and will comply with the offering restrictions requirement of Regulation S.

(E)       The Investor acknowledges that in making a decision to subscribe for the Securities, the Investor has relied solely upon independent investigations made by the Investor. The Investor understands the business objectives and policies of, and the strategies which may be pursued by, the Company. The Investor's investment in the Securities is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity. Further, the Investor’s overall commitment to investments that are not readily marketable is not, and its acquisition of the Securities will not cause such overall commitment to become, disproportionate to his/her net worth and the Investor has adequate means of providing for his/her current needs and personal contingencies and has no need for liquidity in such investment. The Investor acknowledges that it is not subscribing pursuant hereto for any Securities as a result of or subsequent to (a) any advertisement, article, notice or other communications published on-line, in any newspaper, magazine or similar media or broadcast over television or radio, or (b) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

(F)       The Investor has not reproduced, duplicated or delivered the Offering Documents to any other person, except professional advisors to the Investor or as instructed by the Company.

(G)       The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Securities and is able to bear such risks, and has obtained, in the Investor's judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment.  The Investor has evaluated the risks of investing in the Securities and has determined that the Securities are a suitable investment for the Investor. The Investor confirms that (s)he meets any and all other eligibility standards for purchasers of the Securities set forth in this Subscription Agreement.  The Investor has had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of the Company concerning the Offering of the Securities and all such questions have been answered to the full satisfaction of the Investor.

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(H)       The Investor is acquiring the Securities subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Securities in whole or in part or for the account or benefit of any U.S. Person.  Each Initial Investor represents, warrants and undertakes that neither it, its affiliates (as defined in Regulation 501 under the Securities Act), nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.

(I)        The Investor agrees and is aware that: (1) no federal or state agency has passed upon the Securities or made any findings or determination as to the fairness of this investment; and (2) there are substantial risks of loss of investment incidental to the purchase of the Securities; including those summarized in the Memorandum and below under “Risk Factors.”

(J)        Each prospective Investor which is an entity represents that its constitutional documents (e.g., articles of organization, by-laws, shareholders agreement, partnership agreement or trust agreement) permit it to make investments in securities such as the Securities, that the execution, delivery and performance by the Investor of the subscription documents are within the powers of the Investor, and that the execution and delivery of and performance under this subscription agreement have been duly authorized by the Investor and such actions will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the incorporation or organization papers, by-laws, indenture of trust or governing agreement, as may be applicable, of the Investor (copies of such documents must be provided to the Company). The signature on this agreement and all other subscription documents are genuine, and the signatory, if the Investor is an individual, has legal competence, authority and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and the subscription documents constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

(K)       The Investor understands that the Company has prepared the offering materials and may have consulted with legal counsel in the preparation thereof.  The Investor understands that, in connection with this offering of the Securities and subsequent advice to the Company no legal counsel has acted on behalf of or represented Investors in the Company, including the Investor, and no independent counsel has been retained to represent Investors in the Company.

(L)       The Investor is making the representations and warranties set forth herein with the intent that they may be relied upon by the Company in determining the suitability of the sale of the Shares to the Investor for purposes of the federal and state securities laws. The Investor covenants to advise the Company in writing if any representation or warranty or any information contained herein becomes untrue.

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(M)      In entering into this Subscription Agreement and in purchasing the Shares, the Investor further acknowledges that:

(i)         The Securities have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Investor represents, warrants and undertakes that it has not offered or sold, and will not offer and sell any Securities (a) as part of their distribution at any time and (b) otherwise until six months after the later of the commencement of the Offering and the Closing Date, except in accordance with Regulation S, and it has not and will not engage in any hedging transactions involving the Securities unless in compliance with the Securities Act. Each Initial Investor also agrees that, at or prior to confirmation of sale of Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

"The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six months after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act. No hedging transaction can be conducted with regard to the securities except as permitted by the Securities Act. Terms used above have the meanings given to them by Regulation S."

(ii)        The Company may at any time place a stop transfer order on its transfer books against the Securities. Such stop order will be removed, and further transfer of the Securities will be permitted upon an effective registration of the respective Securities, or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration and upon compliance with this Subscription Agreement.

(N)       The individual signing below on behalf of any entity hereby warrants and represents that he/she is authorized to execute this Subscription Agreement on behalf of such entity. If an individual, the Investor has reached the age of majority in the jurisdiction in which the Investor resides. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, if any, in respect thereof on the part of Investor and no other proceedings on the part of Investor are necessary to consummate the transactions contemplated hereby. This Subscription Agreement has been duly and validly executed and delivered by Investor and constitutes a valid and binding obligation of Investor, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

(O)       The Investor understands that the Company shall have the right to accept or reject this subscription in whole or in part. Unless this subscription is accepted in whole or in part by the Company prior to the expiration of the Offering Period, this subscription shall be deemed rejected in whole.

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(P)       It never has been represented, guaranteed or warranted by any broker, the Company, any of the officers, managers, members, partners, employees or agents of either of the Company, or any other persons, whether expressly or by implication, that (i) the Company or the Investor will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the Investor’s investment in the Company; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Securities or of the Company’s activities.

(Q)       No oral or written representations have been made other than as stated in the Memorandum or this Agreement, and no oral or written information furnished to the Investor or the Investor’s advisor(s) in connection with the Offering were in any way inconsistent with the information stated in the Offering Documents.

            (R)       Risk of Involvement.  The Investor recognizes that the purchase of the Shares involves a high degree of risk in that:  (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) transferability of the Securities is limited; and (iii) the Company will require substantial additional funds to operate its business and there can be no assurance that the Offering will be completed or that any other funds will be available to the Company, in addition to all of the other risks set forth in the Memorandum and below under “Risk Factors.”

(S)       Information.  The Investor acknowledges careful review of:  (i) this Agreement; and (ii) all exhibits, schedules and appendices which are part of this Agreement, and hereby represents that:  (A) the Investor has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; (B) that the Investor has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering.

(T)       No Representations.  The Investor hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Investor is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Investor.  The Investor has conducted its own due diligence of the Company.

(U)       Transfer or Resale.  The Investor acknowledges that there is no public market for the Preferred Stock.  The Investor understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a six-month holding period prior to the resale (in limited amounts) of securities of a reporting issuer acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Investor understands and hereby acknowledges that the Company is under no obligation to register the Common Stock under the Securities Act covering the resale of the shares of Common Stock into which the Preferred Stock are convertible (the “Underlying Shares”) which were purchased by the Investor pursuant to this Agreement.  The Investor consents that the Company may, if it desires, permit the transfer of the Securities out of the Investor’s name only when the Investor’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state “blue sky” laws.

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(V)       No Hedging Transactions.  The Investor hereby agrees not to engage in any Hedging Transaction (as defined herein) until such time as the Underlying Shares, as applicable, have been registered for resale under the Securities Act or may otherwise be sold in the public market without an effective registration statement under the Securities Act. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for, Common Stock.

(W)      Organization; Authority.  If Investor is not a natural person, Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(X)       Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Investor and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Investor, if not a natural person, has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Investor relating hereto.

(Y)       Correctness of Representations.  Each Investor represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless an Investor otherwise notifies the Company prior to the Closing, shall remain true and correct as of Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

(Z)       No Tax or Legal Advice.  Such Investor understands that nothing in this Agreement, any other agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and such information may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

Circular 230 Disclosure.  Pursuant to U.S. Treasury Department Regulations, we are required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this communication, including attachments and enclosures, is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

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(aa)      Binding Subscription. The Investor hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Investor is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the Investor and his heirs, executors, administrators, successors, legal representatives, and assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and assigns.

(bb)      Anti-Money Laundering Regulations. The Investor hereby acknowledges that the Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”). In furtherance of such efforts, Investor hereby represents, covenants, and agrees that, to the best of Investor’s knowledge, based on reasonable investigation:

(i)         None of Investor’s investment in the Company shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(ii)        To the extent within Investor’s control, none of Investor’s investment in the Company will cause the Company, or any of their personnel to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder.

(iii)       When requested by the Company, the Investor will provide any and all additional information deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities.

(iv)       Except as otherwise disclosed in writing to the Company, the Investor represents and warrants neither it, nor any person or entity controlled by, controlling or under common control with Investor, any of Investor’s beneficial owners, any person for whom the Investor is acting as agent or nominee in connection with this investment, nor in the case of any Investor which is an entity, any Related Person[1] is:

A.        a Prohibited Investor[2];

B.        a Senior Foreign Political Figure[3], any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate[4] of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction[5];

C.        a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

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                        D.        a person or entity who gives Investor reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, [6] an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(cc)      The Investor declares that he is a certified high net worth individual for the purposes of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001.  The Investor understands that this means:

(i)         He can receive financial promotions that may not have been approved by a person authorised by the Financial Services Authority;

(ii)        the content of such financial promotions may not conform to rules issued by the Financial Services Authority;

__________________________

1.  With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity (a “Qualified Plan”), the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such Qualified Plan.

2.  For purposes of this subparagraph (d), “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.

3.  For purposes of this subparagraph (d), “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Fignre includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4.  For purposes of this subparagraph (d), “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

5.  For purposes of this subparagraph (d), “Foreign Shell Bank” shall mean a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

A “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

 “Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (Hi) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

“Regulated Affiliate” shall mean a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country regulating such affiliated depository institution, credit union or Foreign Bank.

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(iii)       by signing a subscription agreement containing this statement he may lose significant rights;

(iv)       I may have no right to complain to either of the following -

(a) the Financial Services Authority; or

(b) the Financial Ombudsman Scheme;

(v)        I may have no right to seek compensation from the Financial Services Compensation Scheme.

(vi)       I am a certified high net worth individual because at least one of the following applies:

(a) I had, during the financial year immediately preceding the date below, an annual income to the value of £100,000 or more;

(b) I held, throughout the financial year immediately preceding the date below, net assets to the value of £250,000 or more. Net assets for these purposes do not include -

(i)         the property which is my primary residence or any loan secured on that residence;

(ii)        any rights of mine under a qualifying contract of insurance within the meaning of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001; or

(iii)       any benefits (in the form of pensions or otherwise) which are payable on the termination of my service or on my death or retirement and to which I am (or my dependants are), or may be, entitled.

I accept that I can lose my investment from making investment decisions based on financial promotions.

I am aware that it is open to me to seek advice from someone who specialises in advising on this type of investment.

(S)       In the alternative to the declarations set forth in paragraph (R) above, the Investor declares that he is a self-certified sophisticated investor for the purposes of the Financial Services and Markets Act (Financial Promotion) Order 2001.  The Investor understands that this means:

(i)         He can receive financial promotions that may not have been approved by a person authorised by the Financial Services Authority;

(ii)        the content of such financial promotions may not conform to rules issued by the Financial Services Authority;

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(iii)       by signing the subscription agreement containing this statement he may lose significant rights;

(iv)       the Investor may have no right to complain to either of the following

(a) the Financial Services Authority; or

(b) the Financial Ombudsman Scheme;

(v)        The Investor may have no right to seek compensation from the Financial Services Compensation Scheme.

The Investor is a self-certified sophisticated investor because at least one of the following applies.

(a) He is a member of a network or syndicate of business angels and has been so for at least the last six months prior to the date below;

(b) He has made more than one investment in an unlisted company in the two years prior to the date below;

(c) He is working, or has worked in the two years prior to the date below, in a professional capacity in the private equity sector, or in the provision of finance for small and medium enterprises;

(d)       He is currently, or has been in the two years prior to the date below, a director of a company with an annual turnover of at least £1 million.

I accept that I can lose my investment from making investment decisions based on financial promotions.

The Investor is aware that it is open to him to seek advice from someone who specialises in advising on investments.

Full Name:

Signature:

Date:

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V.        ADDITIONAL AGREEMENTS BETWEEN THE PARTIES

            (A)   Binding Effect of Subscription.  The Investor hereby acknowledges and agrees, subject to any applicable securities laws that the subscription and application hereunder are irrevocable, that the Investor is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the (a) Investor and his heirs, executors, administrators, successors, legal representatives, and  assigns, and (b) Company and its successors and assigns.  If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and their heirs, executors, administrators, successors, legal representatives, and assigns.

            (B)       Power of Attorney; Other Documents. The Investor does hereby make, constitute and appoint the Chief Operating Officer of the Company, with full power of substitution, the true and lawful attorney of the Investor, and in the name, place and stead of the Investor to make, execute, sign, acknowledge, swear to and file: (1) any Company certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state, or local or foreign law; (2) any and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, a notice of dissolution of the Securityholder).  Notwithstanding the foregoing, nothing contained herein is intended, or shall be interpreted or deemed, to constitute any action by the Investor, or to represent the presence of the Investor, within the United States or any U.S. possession or territory.

            The power of attorney granted hereby is a special power of attorney coupled with an interest, is irrevocable and shall survive the death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor, is binding upon the Investor and its heirs, personal representatives and permitted assigns; provided, however, that this power of attorney will terminate upon the substitution of another Securityholder for all of the Investor’s investment in the Company, upon the withdrawal of the Investor from the Company or upon the redemption of all of the Securities owned by the Investor. This power of attorney may be exercised by the Company and the Chief Operating Officer or President of the Company by listing the names of all the Securityholders of the Company, or the Investor individually or collectively as a group, subject to this power of attorney followed by a signature of the Chief Operating Officer or President of the Company as the attorney-in-fact for all of the persons whose names are so listed.

            (C)       Indemnification. The Investor agrees to indemnify and hold harmless the Company and its officers and directors, employees and agents and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from, (a) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in the subscription documents or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (b) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor.

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VI.       USE OF PROCEEDS

            If all of the Shares are sold, gross proceeds of $10,000,000 shall be paid to the Company resulting in net proceeds of approximately $9,925,000, after deduction of $75,000 of Offering expenses, including legal, accounting, printing and other miscellaneous expenses.  No sales commissions will be paid.  If only the Minimum Offering is completed, gross proceeds of $5,000,000 shall be paid to the Company resulting in net proceeds of approximately $4,925,000 after deduction of $75,000 of Offering expenses.

            Pursuant to the terms and conditions of the Preliminary Letter of Intent, a copy of which attached hereto as Exhibit A, the Company will pay to converge direct CD $5 million cash at the closing of the Acquisition of the total purchase price of $20 million including $10 million of debt financing. The balance of any net proceeds in excess of $5 million from the Offering will be allocated for working capital and general corporate purposes.

            As a result of the October 24, 2016 foreclosure (described in the Memorandum and the draft Form 8-K) of substantially all assets of the Company by the Secured Parties (as defined), the Company has been left with nominal operations.  In the event the Company is unable to complete the Acquisition of Converge Direct with the proceeds of this Offering, it will return all proceeds of this Offering other than Offering expenses.

VII.     CAPITALIZATION

            The authorized capital stock of the Company consist of 400,000,000 shares of common Stock, par value $.001 per shares and 5,000,000 shares of Preferred Stock, par value $.20 per share.  As of February 27, 2017, there were 136,019,348 shares of Common Stock issued and outstanding; 720,000 shares of Class A Preferred Stock issued and outstanding; 2,495,000 shares of Series B Preferred Stock issued and outstanding convertible at $0.28 per share into approximately 8,910,715 shares of Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any pre-emptive rights.  There are approximately 7,485,000 shares of Common Stock issuable upon exercise of Class B Warrants at $0.40 per share and approximately 2,170,00 shares issuable upon exercise of other outstanding warrants.  There are approximately 5,209,825 shares of Common Stock issuable upon exercise of outstanding employee stock options.  There are currently 19,000,000 shares issuable upon an exercise of outstanding stock appreciation rights which have been granted and will vest at various dates.  Except for the transactions contemplated hereby there are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Common Stock or obligating the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. All outstanding shares of capital stock of the Company were issued, sold and delivered in material compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable.  No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Offering or otherwise. The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

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VIII.    COMPANY REPRESENTATIONS AND WARRANTIES. THE COMPANY REPRESENTS AND WARRANTS TO EACH INVESTOR THAT:

                        (a)        Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as currently being conducted.  The Company’s By-Laws and Amended and Restated Articles of Incorporation are available at the SEC’s website, www.sec.gov.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, unless the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), constituting a “Material Adverse Effect”).

(b)        Authority; Enforceability.  This Agreement and the Securities have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, and the Company has full corporate power and authority necessary to enter into this Agreement, the Certificate of Designation, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other agreements entered into as contemplated by this Agreement has been taken.

(c)        Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or over any of its affiliates, FINRA, Nasdaq, the OTC Bulletin Board nor the Company’s stockholders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(d)       No Violation or Conflict.  Assuming the representations and warranties of the Investors in Article 4 are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

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(i)         violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the Articles of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)        result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its affiliates.

                        (e)        The Securities.  The Securities upon issuance:

(i)         are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)        have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and nonassessable (and if eventually registered pursuant to the Securities Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Investor complies with the prospectus delivery requirements of the Securities Act and any state securities laws);

(iii)       will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)       will not subject the holders thereof to personal liability by reason of being such holders.

(f)        Litigation.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or this Offering, or otherwise affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.  Except as disclosed in the Memorandum and/or the Form10-K and draft Form 8-K there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

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(g)        Defaults; Permits.  The Company is not in violation of its Articles of Incorporation or By-Laws.  Except as described in the Memorandum and/or the Form 10-K, the Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

(h)        No General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates will take any action or steps that would cause the offer of the Shares to be integrated with other offerings if such integration would eliminate the Offering Exemption. Neither the Company nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(i)         Disclosure.  None of the representations and warranties of the Company appearing in this Agreement nor any information appearing in any of the Offering Documents, when considered together as a whole, contains, or on the Closing will contain any untrue statement of a material fact or omits, or on the Closing will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

 (j)        Intellectual Property.  The Company owns, free and clear of claims or rights of any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all intellectual property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses.  A complete list of patents, pending patent applications and all other intellectual property is available upon request from the Company.  The business of the Company as presently conducted does not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other intellectual property of any third parties. The Company has not received written notice from any third party asserting that any intellectual property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).  No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any intellectual property of such person, and the Company is not aware of any infringement by any other Person of any material rights of the Company under any intellectual property rights. The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its intellectual property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted.

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(k)        Investment Company Status.  The Company is not, and immediately after receipt of the Final Closing will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

                        (l)         Taxes.   The Company (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.

(m)       No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by this Agreement or the other Offering Documents except as expressly set forth therein.

(n)        Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects.  The foregoing representations and warranties shall survive until one year after the Closing Date.

IX.       REGULATION S OFFERING

This Offering is being made pursuant to exemptions from the registration provisions of the Securities Act afforded by Rule 903 of Regulation S promulgated under the Securities Act.

X.        REISSUANCE OF SECURITIES

            The Company agrees to reissue certificates representing the underlying Securities without the legends set forth in Section IV (M) above, (a) at such time as the holder thereof is permitted to dispose of the Securities without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the resale of the shares of Common Stock underlying the Preferred Stock is registered under the Securities Act.  The Company agrees to cooperate with each Investor in connection with all resales pursuant to Rule 144 and to provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Investor and its selling broker, if any.

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XI.     COVENANTS OF THE COMPANY

            At all times shares of Preferred Stock remain outstanding, the Company covenants and agrees with the Investors, as follows:

(a)        Reservation of Common Stock.  The Company undertakes to reserve from its authorized but unissued common stock, at all times Preferred Stock remain outstanding, a number of underlying shares of Common Stock equal to the amount of the Common Stock issuable upon conversion of the Preferred Stock.

(b)        Confidentiality.  Subject to being named in the Company’s SEC filings, the Company agrees that it will not disclose publicly or privately the identity of any Investor unless expressly agreed to in writing by that Investor or only or to the extent required by law.

(c)        Reporting Requirements.  The Company will (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the  Securities Exchange Act of 1934 (the “1934 Act”) following the completion of the Offering, (ii) use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 15(d) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed.  The Company will use its best efforts to not take any action or file any document (whether or not permitted by the Securities Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts.  Until the earlier of the resale of the Preferred Stock and underlying shares of Common Stock by each Investor or at least one (1) year after the Preferred Stock has been converted, the Company will use reasonable efforts to continue the listing or quotation, if listed, of the Common Stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, however will be under no obligation to have its securities listed or quoted.

(d)       Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all material lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such material taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

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(e)        Insurance.  The Company is or will be insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no current reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.  The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(f)        Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(g)        Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(h)        Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.

XII.     COVENANTS OF THE COMPANY AND INVESTOR REGARDING INDEMNIFICATION

(a)        The Company agrees to indemnify, hold harmless, reimburse and defend the Investors, the Investors’ officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Investor relating hereto.

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                        (b)        Each Investor agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons, and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i:) any material misrepresentation by such Investor in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Investor of any covenant or undertaking to be performed by such Investor hereunder, or any other agreement entered into by the Company and Investors relating hereto.

XIII. RISK FACTORS.

            The information under the heading “Risk Factors” in the Memorandum is incorporated by reference herein.  The following risk factors apply to the Offering set forth in this Subscription Agreement

Securityholders may experience dilution of their ownership interests because of the future issuance of additional shares of our Equity Securities.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present securityholders. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of Preferred stock and/or Common Stock may create downward pressure on the trading price of our Common Stock. Since the price of our Common Stock is currently listed on a public market or exchange, there can be no assurance that the we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our Common Stock is quoted on such market or exchange.

Best Efforts Offering.

This Offering is being made on a “best efforts” rather than a firm commitment basis.  No commitment exists by anyone to purchase all or any part of the Shares being offered pursuant to this Offering.  There can be no assurances that any Securities offered hereby will be sold.

Restrictions on resale.

The Securities offered hereby will be issued pursuant to exemptions from registration under the Securities Act and therefore have not been and will not be registered under that act or any applicable state securities laws.  They will be subject to transfer restrictions under the Securities Act and applicable state securities and Blue Sky laws.  As a result, our securities may not be resold or transferred unless they are registered under the Securities Act (or state Blue Sky laws) or an exemption from such registration is available.  The Company has no obligation to register or qualify the Securities for resale, or assist an investor to do so, or obtain an exemption from registration or qualification requirements.

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Strict compliance with exemption requirements.

We intend to offer the Shares in accordance with exemptions from registration contained in Rule 903 of Regulation S, each promulgated under the Securities Act.  The failure to comply strictly with the requirements of Regulation S could make such exemption unavailable and would create liability for the Company, its officers and directors and the purchasers of our securities for failure to register the securities.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

     Management will retain broad discretion over the use of any net proceeds in excess of $5 million from this Offering. Shareholders may not agree with such uses, and our use of the proceeds may not yield a significant return or any return at all for our shareholders.  Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could have a material adverse effect on our business.  See “Use of Proceeds.”

Provisions of our charter, bylaws, and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our Articles of Incorporation and Bylaws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Shareholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our shareholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our board of directors;

•	authorize our board of directors to issue without shareholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors;

•	establish advance notice requirements for shareholder nominations to our board of directors or for shareholder proposals that can be acted on at shareholder meetings;

•	authorize the Board of Directors to amend the By-laws;

•	limit who may call shareholder meetings; and

•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our certificate of incorporation.

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Section 78.438 of the NRS prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS.  As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited. See "Description of Securities—Antitakeover Effects of Nevada Law and Our Articles of Incorporation and By-laws."

Investors should conduct their own assessment.

While the Company believes that this Subscription Agreement, together with all of the attached Exhibits, contains information to assist prospective investors in making an informed investment decision, prospective investors are encouraged to ask questions of the Company and request additional information concerning this Offering and the business of the Company, and should, if they deem it necessary, consult their own professional advisors prior to making such investment decision.  The Company will provide prospective investors with answers to their questions and any such additional information to the extent that it is available or can be obtained without unreasonable effort or expense.  No federal or state commission, department or agency has made any evaluation, finding, recommendation or endorsement with respect to the securities offered hereby.

XIV.  FINANCIAL INFORMATION

            The audited financial statements of M2 nGage Group, Inc. for the years ended December 31, 2015 and 2014 are included in the Company’s Annual Report on Form 10-K for December 31, 2015 on file with the SEC at www.sec.gov., a copy of which is attached as Exhibit A to this Subscription Agreement and is incorporated by reference herein. No more recent financial statements of the Company are available except certain pro forma financial information is contained in the Investor Presentation, attached hereto at Exhibit B.

XV.     DESCRIPTION OF SECURITIES

The description of the capital stock of M2 nGage, Inc. and provisions of its amended articles of incorporation and By-laws is set forth under the title “Description of Securities” in the Memorandum and incorporated by reference herein.

XVI.    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit.  Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes.  In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada.  Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

XVII.  RESTRICTIONS ON TRANSFERABILITY

            The Shares offered hereby have not been registered under the Securities Act, and are being offered and sold only to Non-U.S. Persons pursuant to an exemption from such registration afforded under Regulation S promulgated under the Securities Act. The availability of such exemption is dependent, in part, upon the “investment intent” of each Investor and each Investor will be required to represent that he is a Non-U.S. Person, as such term is defined under Regulation S, and that he is purchasing without the intention of resale or distribution of the Shares. The Company has no present intention of registering the securities underlying the Shares.

            Under the above circumstances, no transfer of any Shares or the underlying securities will be permitted unless such transfer is made pursuant to an applicable exemption from registration under the Securities Act.  Regulation S specifically provides that, in the case of an exempt overseas offering of equity securities such as the Shares, the securities as to which the Regulation S exemption is claimed may not be sold, distributed or transferred in the U.S. or to a U. S. purchaser during the one-year period after such sale.   Even after such one-year period holding period, the transfer of Shares will be difficult unless a public trading market develops through the Company’s effecting registration of the Shares with the SEC (as to which there is no present intention), or through the Company’s becoming a public reporting company by other means.

            The securities offered hereby may be transferred only with the consent of the Company, which consent may be granted or withheld in its sole and absolute discretion.  In no event, however, will such a transfer be permitted if, in the opinion of counsel to the Company, such transfer would violate the Securities Act or blue sky laws or state securities laws, including investor suitability standards.

            IN VIEW OF THE FOREGOING RESTRICTIONS ON TRANSFER, PURCHASE OF THE SHARES IS SUITABLE ONLY FOR THOSE PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.  SEE “INVESTOR SUITABILITY REQUIREMENTS” BELOW AND “RISK FACTORS.”

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XVIII.  TERMS OF THE OFFERING

Subscription Agreement and Procedures for Shares:

In order to subscribe for the Shares, a prospective investor must deliver the following items to the Company:

1.	An executed copy of this Regulation S Subscription Agreement;

2.	As a non-U.S. Person, each investor must complete and sign Form W-8BEN (included in this Subscription Agreement; and

3.	A personal or business check or money order made payable to Davidoff Hutcher & Citron LLP, as escrow agent for M2 nGage Group, Inc. to be sent by the investor contemporaneously with the execution and delivery of this Subscription Agreement. Investors may also pay the subscription amount by following the wire transfer instructions set forth in this Subscription Booklet.

All subscriptions by Non-U.S. Persons must be made by the Investor’s execution, outside the United States, of this Subscription Agreement.  By executing the Subscription Agreement, each purchaser outside of the United States will represent, among other things, that he is a non-U.S. Person.  All Investors must represent that: (a) he is acquiring the Securities being purchased by him for his own account, for investment purposes and not with a view towards resale or distribution, and (b) immediately prior to his purchase, such purchaser satisfies the eligibility requirements set forth in this Memorandum.  See “Investor Suitability Requirements,” below.  Once executed, the Subscription Agreement will be irrevocable by the investor.  Notwithstanding the foregoing, the Company has the right to not accept the subscription and to refuse to sell Securities to a particular subscriber for any reason.

In addition, since each purchaser will be subject to certain restrictions on the sale, transfer or disposition of his Securities as contained in the Memorandum, a purchaser must be prepared to bear the economic risk of an investment in the Securities for an indefinite period of time.  An investor in the Securities, pursuant to this Subscription Agreement and applicable law, will not be permitted to transfer or dispose of the Shares, unless they are registered or unless such transaction is exempt from registration under the Securities Act and other applicable securities laws, and in the case of a purportedly exempt sale, such investor provides (at his own expense) an opinion of counsel satisfactory to the Company that such exemption is, in fact, available.  Certificates representing the shares of Common Stock underlying the Shares will bear a legend relating to such restrictions on transfer.

Subscriptions are not binding on the Company until accepted by the Company.  The Company will refuse any subscription by giving written notice to the subscriber by personal delivery or first‑class mail.  In its sole discretion, the Company may establish a limit on the purchase of Shares by a particular purchaser.

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Once received, subscription funds will be deposited in a non-interest bearing bank account with the Company’s attorneys, at Capital One Bank, 710 Route 46 East, Fairfield, New Jersey  07004 (the “Escrow Agent”).  The Company reserves the right to accept or reject any subscription at their sole discretion for any reason whatsoever and to withdraw this Offering at any time prior to acceptance of the subscriptions received.  Subscription funds paid by any subscriber whose subscription is rejected will be returned promptly.

NOTWITHSTANDING THE FOREGOING, UNLESS THE COMPANY IS ABLE TO REACQUIRE THE ASSETS OF ITS SUBSIDIARIES WHICH WERE TAKEN IN FORECLOSURE IT WILL NOT BREAK ESCROW AND WILL RETURN ALL PROCEEDS OF THIS OFFERING OTHER THAN OFFERING EXPENSES.

This Offering will terminate on the earlier of (i) the date on which all Shares are sold, or (ii) May 1, 2017, unless earlier terminated or extended by the Company.

Exemption from Registration

The Shares offered hereby have not been registered under the Securities Act or other securities laws, and will be sold only to Non-U.S. Persons pursuant to an exemption from registration under Regulation S. Such exemption might not be available if any investor were purchasing the Shares with a view to the resale or other distribution thereof.  Accordingly, each potential investor will be required to make certain representations to the Company in this regard and agree to certain restrictions on the transfer of the Shares.

Investor Suitability Requirements

Non-U.S. Persons.  Sales of Shares will be made only to Non-U.S. Persons, as the term U.S. Person is defined in Rule 902 of Regulation S promulgated under the Securities Act.  Any of the following would not qualify as a Non-U.S. Person:

1.      any natural person resident in the United States;

2.      any partnership or corporation organized or incorporated under the laws of the United States;

3.      any estate of which any executor or administrator is a U.S. person;

4.      any trust of which any trustee is a U.S. person;

5.      any agency or branch of a foreign entity located in the United States;

6.      any non‑discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

7.      any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

8.      any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and having a principal place of business in the United States.

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XIX.  PLAN OF DISTRIBUTION

The Company is offering to sell 1,000,000 Shares to Investors on a “best efforts”, $10,000,000 maximum $5,000,000 minimum basis, at an Offering Price of $10.00 per share of Series C Preferred Stock with an over subscription option of $2,000,000. The minimum subscription of any investment is $100,000.  We may accept subscriptions for lesser amounts.  The Company may sell Shares to officers, directors and other affiliates of the Company.  No sale commissions will be paid in connection with this Offering.

All proceeds received by the Company from subscribers for the Shares will be deposited in a non‑interest bearing escrow account with Capital One Bank, 710 Route 46 East, Fairfield, New Jersey  07004.  The date upon which the Closing is held shall be referred to as the “Closing Date.”  Once the Minimum Offering is completed closings will occur from time to time as determined by our Board of Directors.

XX.  REPORTS TO STOCKHOLDERS

The Company intends to distribute annual reports to its shareholders, including financial statements examined and reported on by independent public accountants, and will provide such other reports as management may deem necessary or appropriate to keep shareholders informed of our operations.

XXI.    MISCELLANEOUS

                        (a)        Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be either (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed to the Investor as set forth on the signature page hereof or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, or (c) upon acknowledgment of by the recipient of receipt by electronic mail, whichever shall first occur.  The addresses for such communications shall be:

                                   _________________________________

                                   _________________________________

                                   _________________________________

                     _________________________________

                                    _________________________________

                                    _________________________________

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                                (b)       Entire Agreement.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  Neither the Company nor the Investors have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith, except as contained in the Reports.

(c)        Assignment.  No right or obligation of any party may be assigned by that party without the prior written consent of all other parties.  This Agreement will be binding on the successors and assigns of all parties hereto.

(d)       Counterparts.  This Agreement may be executed by facsimile transmission, and in counterparts, all of which together will be deemed one original.

(e)        Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.  All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(f)        Waiver of Jury Trial

.  EACH OF the parties hereto hereby waiveS to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  EACH OF the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 21(f).

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(g)        Severability.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                        (h)        Headings.  All headings contained herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

                        (i)         Waiver.  Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sough.

XXII.  TRUSTEE, AGENT, REPRESENTATIVE, NOPMINEE OR OTHER THIRD PARTIES

            If the Investor is acting as trustee, agent, representative or nominee for an Investor (a "Beneficial Owner"), the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor with respect to the Investor and with respect to the Beneficial Owner.  The Investor further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under the subscription documents.  The Investor also agrees to indemnify the Company and its officers and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor's misrepresentation or misstatement contained herein, or the assertion of the Investor's lack of proper authorization from the Beneficial Owner to enter into the subscription documents or perform the obligations hereof.

XXIII.   ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS

            The Company may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold the Securities or to enable the Company's compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

            Each person acquiring the Shares must satisfy the foregoing both at the time of subscription and at all times thereafter until such person ceases to be a securityholder of the Company.  Accordingly, the Investor agrees to notify the Company promptly if there is any change with respect to any of the foregoing information or representations and to provide the Company with such further information as the Company may reasonably require.  In addition, the Investor agrees that at any time in the future at which the Investor may acquire additional Shares, the Investor shall be deemed to have reaffirmed, as of the date of such acquisition of additional Shares, each and every representation made by the Investor in the subscription documents, except to the extent modified in writing by the Investor and consented to by the Company.

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            The subscription documents constitute the entire arrangement and understanding between the parties hereto regarding its subject matter, and supersede any prior or contemporaneous agreements, arrangements and understandings, written or oral, between the parties regarding the same.

XXIV.             REGISTRATION RIGHTS

                        There are no registration rights in the Offering.

ADDITIONAL INFORMATION

Any documents or information concerning the Company that a prospective purchaser reasonably requests to inspect or have disclosed to him or her will be made available or disclosed, subject in appropriate circumstances to receipt by the Company of reasonable assurances that such documents or information will be maintained in confidence.

If you require additional information or have any questions please contact the Chief Operating Officer at:

M2 nGage Group, Inc.

433 Hackensack Avenue, 6th Floor

Hackensack, New Jersey 07601 Tel:  (201) 968-9797

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                        IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date set forth below under penalties of perjury.

                        In subscribing to the placement, I the investor certify that I have received and reviewed the following documents supplied to me.

1)      The Subscription Agreement hereto executed, including all exhibits attached hereto.

Exhibit A- Preliminary Letter of Intent to Converge Direct, LLC.

Exhibit B- Investor Presentation.

Exhibit C - Annual Report on Form 10-K for December 31, 2015.

Exhibit D - Draft Form 8-K of M2 nGage Group Inc.

Exhibit E - Form of Certificate of Designation of Series C Preferred Stock.

2)      The Company reserves the right to close on less than the full amount $10,000,000 of the Offering.

Date:  ____________, 2017

For Individual Investor: ________________________________ Signature ________________________________ (Please Type Name)

For Investor other than Individuals:

________________________________

(Please Type Name of Investor)

By: _________________________

Signature

________________________________

(Please Type Name of Signatory)

Title: ____________________________

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ACKNOWLEDGMENT

State of                                         )

                                                     ) ss.:

County of                                      )

            On this _______ day of __________________, 2017, before me personally appeared _________________________________________ who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to or who executed the foregoing instrument in his/her personal or authorized capacity, and who duly acknowledged to me that execution of the same is his/her own free act and deed and made with appropriate authority.

My Commission Expires:                                            _______________________________________

                                                                                    Notary Public

[Seal]

Notary:  Please complete state, county, date and names of all persons signing and affix notarial seal.

                                                        For Company Use Only

                                                     Do not write below this point

The subscription is hereby accepted in the amount set forth below and the Investor is hereby admitted as a Stockholder as of _______________, 2017.

In subscribing to the placement, I the investor certify that I have received and reviewed the following documents supplied to me.

1)      The Subscription Agreement hereto executed, including all exhibits attached hereto.

Exhibit A- Preliminary Letter of Intent to Converge Direct, LLC.

Exhibit B- Investor Presentation.

Exhibit C - Annual Report on Form 10-K for December 31, 2015.

Exhibit D - Draft Form 8-K of M2 nGage Group Inc.

Exhibit E - Form of Certificate of Designation of Series C Preferred Stock.

2)      The Company reserves the right to close on less than the full amount $10,000,000 of the Offering.

M2 nGAGE GROUP, INC.

Accepted Subscription Amount US$ _______________

By:      ___________________________________

            Name: Title:

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EXHIBIT A to Subscription Documents

Employee Benefit Plans

To:      M2 nGAGE GROUP, INC.

Re:      Letter of Independent Investment Powers

            M2 nGAGE GROUP, INC. (the “Company”)

I (or we as applicable) certify that the individual or individuals named below are the trustees of and sole fiduciaries of the                                            (the "Plan"), an employee benefit plan not subject to U.S. jurisdiction.  The undersigned have sole and absolute discretion to make investment decisions on behalf of the Plan and assume full responsibility for such investment decisions.

The Plan has not given discretionary authority or control respecting the management of the Plan to the Company or any of its agents.  Neither the Company nor any of its agents are fiduciaries as to the Plan, nor do they exercise any authority or control respecting management or disposition of the Plan assets.

The responsibility and authority for investment decisions, including the decision to enter into the subscription document is solely that of the undersigned.  I represent that I have made the decision only after receiving and reviewing the Memorandum, that the decision to enter into this investment is freely and independently made by me and that I accept full fiduciary responsibility with respect thereto.  All fiduciaries are to sign and date below.

My/our acquisition and holding of the Shares will not constitute a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code, or any similar federal, state or local law or regulation applicable to me/us.

I/we certify that I/we am/are authorized to execute this letter of Independent Investment Powers on behalf of the Plan indicated above.

In subscribing to the placement, I the investor certify that I have received and reviewed the following documents supplied to me.

1)      The Subscription Agreement hereto executed, including all exhibits attached hereto.

Exhibit A- Preliminary Letter of Intent to Converge Direct, LLC.

Exhibit B- Investor Presentation.

Exhibit C - Annual Report on Form 10-K for December 31, 2015.

Exhibit D - Draft Form 8-K of M2 nGage Group Inc.

Exhibit E - Form of Certificate of Designation of Series C Preferred Stock.

2)      The Company reserves the right to close on less than the full amount $10,000,000 of the Offering.

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Name of Fiduciary__________________________

Capacity _________________________________

Address _________________________________

Phone Number ____________________________

Signature _________________________________  Date ______________________

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M2 nGAGE GROUP, INC.

Statement for Certified High Net Worth Individual

I declare that I am a certified high net worth individual for the purposes of the Financial

Services and Markets Act 2000 (Financial Promotion) Order 2001.

I understand that this means:

(a) I can receive financial promotions that may not have been approved by a person authorised by the Financial Services Authority;

(b) the content of such financial promotions may not conform to rules issued by the Financial Services Authority;

(c) by signing this statement I may lose significant rights;

(d)       I may have no right to complain to either of the following -

(i)  the Financial Services Authority; or

(ii) the Financial Ombudsman Scheme;

(e) I may have no right to seek compensation from the Financial Services Compensation Scheme.

I am a certified high net worth individual because at least one of the following applies –

(a) I had, during the financial year immediately preceding the date below, an annual income to the value of £100,000 or more;

(b) I held, throughout the financial year immediately preceding the date below, net assets to the value of £250,000 or more. Net assets for these purposes do not include –

(i)   the property which is my primary residence or any loan secured on that residence;

(ii) any rights of mine under a qualifying contract of insurance within the meaning of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001; or

(iii) any benefits (in the form of pensions or otherwise) which are payable on the termination of my service or on my death or retirement and to which I am (or my dependants are), or may be, entitled.

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I accept that I can lose my investment from making investment decisions based on financial promotions.

I am aware that it is open to me to seek advice from someone who specialises in advising on this type of investment.

In subscribing to the placement, I the investor certify that I have received and reviewed the following documents supplied to me.

1)  The Subscription Agreement hereto executed, including all exhibits attached hereto.

Exhibit A- Preliminary Letter of Intent to Converge Direct, LLC.

Exhibit B- Investor Presentation.

Exhibit C - Annual Report on Form 10-K for December 31, 2015.

Exhibit D - Draft Form 8-K of M2 nGage Group Inc.

      Exhibit E - Form of Certificate of Designation of Series C Preferred Stock.

2)  The Company reserves the right to close on less than the full amount $10,000,000 of the

            Offering.

Full Name:

Signature:

Date:

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EXHIBIT B

FORM W-8BEN

Form W-8BEN

(Rev. February 2006)

Department of the Treasury

Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner

for United States Tax Withholding

_ See separate instructions.

_ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for: Instead, use Form:

● A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions) W-8ECI or W-8IMY

● A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization,

foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions) W-8ECI or W-8EXP

● A person acting as an intermediary W-8IMY

● A person claiming that income is effectively connected with the conduct of a trade or business in the United States W-8ECI

Part I

Part II

Identification of Beneficial Owner (See instructions.)

1

3

2

4

5

6

7

Name of individual or organization that is the beneficial owner

Type of beneficial owner:

Country of incorporation or organization

Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

City or town, state or province. Include postal code where appropriate. Country (do not abbreviate)

U.S. taxpayer identification number, if required (see instructions) Foreign tax identifying number, if any (optional)

Individual Corporation Partnership Simple trust

Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate. Country (do not abbreviate)

Claim of Tax Treaty Benefits (if applicable)

I certify that (check all that apply):

The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a

U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file

Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1 I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

2 The beneficial owner is not a U.S. person,

3 The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4 For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Sign Here ___ Signature of beneficial owner (or individual authorized to sign for beneficial owner) Date (MM-DD-YYYY)

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form W-8BEN (Rev. 2-2006)

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